SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING  6/30/2007
FILE NUMBER 811-1540
SERIES NO.: 31


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     8,330
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                     3,437
       Class C                                                     1,896
       Class R                                                        49
       Institutional Class                                         4,005


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                   $ 16.07
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                   $ 15.41
       Class C                                                   $ 15.40
       Class R                                                   $ 15.96
       Institutional Class                                       $ 16.41